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                                                                      EXHIBIT 12

                 AIRBORNE FREIGHT CORPORATION AND SUBSIDIARIES
               RATIO OF SENIOR LONG-TERM DEBT AND TOTAL LONG-TERM
                          DEBT TO TOTAL CAPITALIZATION

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                                                           December 31, 1993
                                                         (Dollars in thousands)
 SENIOR LONG-TERM DEBT:
   Revolving Credit Agreement                                   $105,000
   Money Market Lines of Credit                                      --
   Notes Payable                                                  34,000
   Senior Notes                                                   100000
   Refunding Revenue Bonds                                        13,200
   Notes Payable to Vendors                                       12,468
   Capital Lease Obligations and Other Debts                       6,862
                                                                --------
                                                                 271,530
     Less Current Portion                                          2,280
                                                                --------
       Senior Long-Term Debt                                    $269,250
                                                                ========
  TOTAL LONG-TERM DEBT:
    Senior Long-Term Debt                                       $269,250
    Senior Subordinated Notes, net of current portion              7,150
    Convertible Subordinated Debentures                          115,000
                                                                --------
      Total Long-Term Debt                                      $391,400
                                                                ========

 TOTAL CAPITALIZATION:
    Long-Term Debt                                              $391,400
    Deferred Income Taxes                                         28,262
    Redeemable Preferred Stock                                    40,000
    Shareholders Equity, Net                                     318,824
                                                                --------
      Total Capitalization                                      $778,486
                                                                ========
 RATIO OF SENIOR LONG-TERM DEBT TO TOTAL CAPITALIZATION             34.6%
                                                                ========
 RATIO OF TOTAL LONG-TERM DEBT TO TOTAL CAPITALIZATION              50.3%
                                                                ========
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